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                                                                    Exhibit 3.01


                                     BY-LAWS

                                       OF

                               NASHUA CORPORATION

                            (a Delaware Corporation)

                                   ----------

                               ARTICLE I. OFFICES

         SECTION 1. REGISTERED OFFICE IN DELAWARE. The registered office of NASHUA CORPORATION (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         SECTION 2. OTHER OFFICES. The Corporation may have such other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.


                      ARTICLE II. MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices or waivers of notice thereof.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at 10:00 a.m. on the fourth Friday of April in each year or at such other date and time as may be fixed by the Board of Directors for the purpose. At each annual meeting the stockholders entitled to vote shall vote with respect to the election of a Board of Directors and may transact any other proper business.

         SECTION 3. SPECIAL MEETINGS. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President or by order of the Board of Directors.

         SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days nor more than fifty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage


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prepaid envelope directed to him at his address as it appears on the stock ledger of the Corporation. Every notice of a special meeting of the stockholders, besides stating the place, date and hour of the meeting, shall state briefly the purpose or purposes thereof. Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him.

         If a meeting is adjourned to another time or place and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.

         SECTION 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

         SECTION 6. QUORUM. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 7. VOTING. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy



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for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as may be otherwise required by the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot.

         SECTION 8. BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 8, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 8. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' prior disclosure of the date of the meeting is first given or made (whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything elsewhere in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 8. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.



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                         ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

         SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than five nor more than fifteen. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal.

         SECTION 3. QUORUM AND MANNER OF ACTING. Unless otherwise provided by law, the presence of one-third of the total number of directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.

         SECTION 4. PLACE OF MEETINGS, ETC. The Board of Directors may hold its meetings and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.

         SECTION 5. ANNUAL MEETING. As promptly as practicable after each annual meeting of stockholders for the election of directors and at the place thereof, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the Board of Directors.

         SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

         SECTION 7. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as


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provided in Article VIII hereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether prior to or after the meeting in question, shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

         SECTION 8. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         SECTION 9. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         SECTION 10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) as the Board may provide in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

         SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a



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meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

         SECTION 12. NOMINATIONS OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' prior disclosure of the date of the meeting is first given or made (whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12 or in accordance with Section 9 in connection with filling a vacancy in the Board of Directors or any newly created directorship resulting from any increase in the authorized number of directors. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.


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                              ARTICLE IV. OFFICERS

         SECTION 1. NUMBER. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary and, at the discretion of the Board of Directors, a Chairman of the Board and a Controller. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of these By-Laws. One person may hold the offices and perform the duties of any two or more of said offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Chairman of the Board, the President, or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

         SECTION 4. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors.

         SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

         SECTION 7. CHAIRMAN OF THE BOARD. If there is a Chairman of the Board, he shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Unless the Board of Directors shall otherwise specify, he shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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         SECTION 8. PRESIDENT. In the absence of the Chairman of the Board or if there is no Chairman of the Board, the President shall perform the duties and exercise the powers given to the Chairman of the Board under these By-Laws. He shall perform such other duties and have such other powers as the Chairman of the Board or the Board of Directors may from time to time prescribe.

         SECTION 9. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

         SECTION 10. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. When requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

         SECTION 11. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

         SECTION 12. CONTROLLER. If there is a Controller, he shall have immediate charge of the Accounting Department of the Corporation and shall keep a record of all accounts and accounting matters of the Corporation and shall prepare such statements and reports as may be required of him by the Chairman of the Board, the President or the Board of Directors; and in general, shall perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.




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                      ARTICLE V. SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR STOCK. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him.

         SECTION 2. STOCK CERTIFICATE SIGNATURE. The certificates for such stock shall be signed by the Chairman of the Board or the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation and its seal may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 3. STOCK LEDGER. A record shall be kept by the Secretary or by the transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.

         SECTION 4. CANCELLATION. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled, except in cases provided for in Section 7 of this Article V.

         SECTION 5. REGISTRATIONS OF TRANSFERS OF STOCK. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; PROVIDED, HOWEVER, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.



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         SECTION 6. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

         SECTION 7. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. As a condition of the issue of a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

         SECTION 8. RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.


                           ARTICLE VI. INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify each person who is or was a director, officer or employee of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. The Corporation may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such persons against any such expenses or liabilities.

         In addition to and without limiting the foregoing provisions of this Article and except to the extent otherwise required by law, any person seeking indemnification under or pursuant to this Article shall be deemed and presumed to have met the applicable standard of conduct required for such indemnification unless the contrary shall be established.



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                      ARTICLE VII. MISCELLANEOUS PROVISIONS

         SECTION 1. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words "Corporate Seal" and "Delaware". The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be as specified by the Board of Directors.

         SECTION 3. VOTING OF STOCKS OWNED BY THE CORPORATION. The Board of Directors may authorize any person in behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

         SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.


                            ARTICLE VIII. AMENDMENTS

         These By-Laws of the Corporation may be altered, amended or repealed by the affirmative vote of a majority of the stock of the Corporation issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors, provided that notice of the proposed alteration, amendment or repeal, or an appropriate summary thereof, is contained in the notice of such meeting of stockholders or directors, as the case may be. By-Laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as provided in this Article.








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